UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018 (June 11, 2018)

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34515	20-8468508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 North West Fourth Ring Road Yingu Mansion Suite 1708 Haidian District Beijing, People’s Republic of China	100190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 10 82525361

N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2018, Mr. Ken Ren resigned from his position as an independent director of China Advanced Construction Materials Group, Inc. (the “Company”), effective immediately. Mr. Ren’s resignation was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices.

On June 11, 2018, upon recommendation of the Nominating and Corporate Governance Committee’s recommendation, the Company’s Board of Directors (the “Board”) appointed Jiehui Fan as a director of the Company to fill in the vacancy created by Mr. Ren’s resignation. The Board has determined that Ms. Fan is an “independent director” as that term is defined under the Nasdaq listing standards. Ms. Jiehui shall serve as Chairman of the Company’s Audit Committee and a member of the Compensation Committee and Nominating and Governance Committee.

Ms. Jiehui Fan, age 37, currently serves as the Financial Manager of Hangzhou General Trade Co., Ltd., a position she has held since 2016. From June 2015 to February 2016, Ms. Fan served as a financial operator for Shanghai Yingzhi Investment Management Co., Ltd., where she raised and set up private equity funds, assisted with due diligence, and processed daily clearing and settlement. From January 2012 to May 2014, Ms. Fan served as an investment manager at Far East International Leasing Co., Ltd., where she designed investment product structure, completed industry research, and established valuation models. From October 2006 to December 2011, Ms. Fan worked at Ernst & Young PLL, where she was responsible for companies’ annual audit. Ms. Fan received her bachelor degree in Management in 2004 from Zhejiang University of Finance and Economics. Ms. Fan has not held any other public company directorships during the past five years.

Ms. Fan does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Fan has entered into a director agreement (the “Director Agreement”) with the Company, which sets her annual compensation of a monthly fee of US$2,500 and establishes other terms and conditions governing her service on the Company’s Board. The foregoing description of the Director Agreement is qualified in its entirety by reference to the complete text of the Director Agreement, which is filed hereto as Exhibits 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Director Agreement, dated June 11, 2018, between the Company and Ms. Jiehui Fan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2018

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

By:	/s/ Xianfu Han
Name:	Xianfu Han
Title:	Chief Executive Officer

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